UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                                 FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): February 3, 1999

                      Commission File Number: 0-18929

                    -----------------------------------

                     INTERNATIONAL SEMICONDUCTOR CORP.
          (Exact name of registrant as specified in its charter)

Nevada                                                           13-3432594
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification No.)

11300 W. Olympic, Los Angeles, California                             90064
(Address of principal executive offices)                         (Zip Code)

                              (562) 425-2376
             (Issuer's telephone number, including area code)

                                    N/A
           (Former name, former address and former fiscal year,
                       if changed since last report)


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Item 1.  Changes in Control of Registrant


     The board of directors of registrant has been presented with a proposed share exchange between majority shareholders of DataPower USA, Inc., a provider of video over normal telephone lines and the internet, and the registrant, which, if approved, would result in these shareholders receiving approximately 60% of the then-to-be-issued and outstanding stock of registrant, in exchange for a controlling interest in DataPower USA to be held by registrant. DataPower has an exclusive license granted by World Wide Video, Inc. to manufacture, sell and distribute World Wide's technology and products in Canada, Australia, New Zealand, South Africa and on US military bases. The primary product line is based on custom ultra-high speed hardware utilizing the H.324 Codec (video signal and encode and decode) and compression technology. The H.324 standard permits video, voice and data to be shared simultaneously over high-speed modem connections. It is the first standard to specify inter-operability over a single analog phone line. DataPower's products operate over traditional business and residential copper wire telephone systems commonly referred to as Plain Old Telephone Systems (POTS). POTS represent approximately 87% of the world's present telephone installed base, hooking together an estimated 650,000,000 telephones. The products licensed from World Wide Video deliver high speed television signals over normal telephone lines. DataPower's technology compresses and decompresses video and data signals faster than any of the current competitors, providing clearer pictures at faster frame rates per second.

     Conclusion of the transaction is dependent upon certain conditions being met by DataPower with respect to financial obligations at the time of the share exchange, and approval by the registrant's board of directors. Completion of the requisite conditions and board approval are not anticipated for at least 15 days.


Item 2.  Acquisition or Disposition of Assets.

     If the proposed exchange agreement is approved and the conditions are met, then the transaction should be completed prior to February 28, 1999. None of the officers, directors or affiliates of the registrant have any interest in DataPower. The shares of DataPower to be acquired will be acquired from Brian Harris and Phil Wong, neither of whom have any prior relationship to any of the officers, directors or affiliates of registrant. The registrant will be issuing approximately 3,680,000 shares of its common stock to acquire the shares of DataPower from Harris and Wong.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 3, 1999             /s/  Robert M. Terry
                                    Robert M. Terry, President


                                    /s/ Jerome Saver
                                    Jerome Saver, Chief Financial Officer